Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DESKTOP METAL, INC.	)	C.A. No. 2023- -
)

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Desktop Metal, Inc. (“Desktop” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate a potentially defective corporate act as follows:

NATURE OF THE ACTION

1.The Company petitions this Court seeking similar relief that several other public entities have recently sought from this Court to create certainty regarding its capitalization and the validity of its shares following this Court’s recent decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022).  In particular, the Company seeks to validate (i) an amendment to its March 14, 2019 Amended and Restated Certificate of Incorporation (Exhibit A, “Old Certificate of Incorporation”) increasing the aggregate number of authorized shares of Class A Common Stock of the Company (the “Class A Increase Amendment”), and (ii) the amendment and restatement of the Old Certificate of Incorporation to read in its entirety as set forth in the Second Amended and Restated Certificate of Incorporation (Exhibit B, the “New Certificate of Incorporation”), each adopted in connection with its business combination with Desktop Metal Operating, Inc. (“Legacy Desktop

Metal”) in December 2020.  A majority of the then-outstanding shares of Class A Common Stock and Class B Common Stock, voting together, approved the adoption of the Class A Increase Amendment and the New Certificate of Incorporation.  However, holders of a majority of the Class A Common Stock did not separately vote in favor of these two proposals, and this Court’s decision in Garfield v. Boxed, Inc., now creates uncertainty as to whether such a vote may have been required, and thus the validity of the Class A Increase Amendment and the New Certificate of Incorporation, threatening the Company (and many other similarly situated companies) with irreparable harm as described more fully herein.

2.Under 8 Del. C. § 242 and the Old Certificate of Incorporation, the holders of a majority of the outstanding shares of Common Stock of the Company were required to approve the Class A Increase Amendment and the New Certificate of Incorporation.

3.Pursuant to its Proxy Statement dated November 10, 2020 (Exhibit C, “2020 Proxy Statement”), the Company solicited stockholder approval of (i) the Class A Increase Amendment to increase the number of authorized shares of the Company’s Class A Common Stock from 100,000,000 to 500,000,000, and (ii) the New Certificate of Incorporation to make certain other changes to the rights, powers and preferences of the Class A Common Stock and Class B Common Stock.  The 2020 Proxy Statement stated that each of the Class A Increase Amendment and the

New Certificate of Incorporation would be adopted only if “(i) the holders of a majority of the Founder Shares then outstanding, voting separately as a single class, and (ii) the holders of a majority of the outstanding shares of common stock, voting together as a single class, vote ‘FOR’.”  Although the Class A Increase Amendment and the New Certificate of Incorporation received the vote of a majority of the total outstanding shares of Common Stock, neither received the vote of a majority of the shares of Class A Common Stock voting separately.

4.Following its approval, the Class A Increase Amendment became effective as of 12:01 A.M. on December 9, 2020, and the New Certificate of Incorporation became effective at 4:15 P.M. on December 9, 2020.  The business combination with Legacy Desktop Metal also closed on December 9, 2020.  Since that time, the Company’s Class A Common Stock has traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “DM.”

5.At the time of the filing of the Class A Increase Amendment and the New Certificate of Incorporation, the Company held the view that the amendments had received the requisite stockholder votes and thus were validly adopted under the terms of the Old Certificate of Incorporation and Section 242(b)(2) of the General Corporation Law of the State of Delaware (“DGCL”).  Section 242(b)(2) provides in relevant part:

The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class . . . or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . .

Section 242(b)(2) thus provides that an amendment to change the number of authorized shares or to adversely affect the powers, preferences or special rights of a class of stock requires a separate vote of such class unless, in the case of a share increase amendment, the certificate of incorporation contains a so-called “Section 242(b)(2) opt-out” provision.  Despite not having a “Section 242(b)(2) opt-out” provision in the Old Certificate of Incorporation, the Company believed that both the Class A Increase Amendment and the New Certificate of Incorporation were effective because under the unambiguous language of the Old Certificate of Incorporation, the Class A Common Stock and Class B Common Stock were not separate classes of Common Stock but series of the class of Common Stock.

6.On December 27, 2022, this Court issued an opinion in Garfield v. Boxed, Inc., that calls into question whether the Class A Common Stock was a series of the class of Common Stock or a separate class of stock, and relatedly the vote required to adopt the Common Stock Increase Amendment and the New Certificate

of Incorporation.  As in this case, the defendant company in Boxed, Inc. had sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with a de-SPAC transaction.  2022 WL 17959766, at *1 (Del. Ch. Dec. 27, 2022).  Unlike the case at hand, before the stockholder vote in the Boxed, Inc. transaction, the company had received a letter from counsel for a stockholder asserting the required vote stated in the proxy statement for the de-SPAC transaction was incorrect because it did not provide for a separate vote of the Boxed, Inc. Class A common stockholders, which the letter asserted was required under Section 242(b)(2).  Id.  The company amended its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock for approval of the amendment.  Id. The plaintiff subsequently filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders by facilitating this change.  Id. In determining whether the plaintiff had conferred a corporate benefit worthy of fees and expenses, the Court considered whether the plaintiff’s demand was meritorious – i.e., whether a combined vote of both Class A and Class B common stock was required under Section 242(b)(2).  Id. at *4.  The Court’s analysis hinged on whether the Class A and Class B common stock were separate classes of common stock, as asserted by the plaintiff, or series of a single class of common stock, as was asserted by the defendants.  Id. at *6.  Noting that the certificate of incorporation only used the word “class” and not “series” to describe the authorized common shares, id. at *7, the Court interpreted the certificate of incorporation as creating the two separate classes of common stock, Class A common stock and Class B common stock, not a single class of common stock of which the Class A common Stock and the Class B common Stock were separate series, id. at *9.  The Court further observed that Section 102(a)(4) prescribes that a corporation’s certificate of incorporation set forth the number of shares of all classes and of each class and whether the shares are par or no-par, whereas no such preemptive recitation is required for series.  Id. at *8.  Because the certificate of incorporation listed the number of shares of common stock, Class A common stock, Class B common stock, and preferred stock, and set forth the par value of the shares in each, the Court read the certificate of incorporation as authorizing three classes of stock.  Id. at *9.  Further, the Court observed that the certificate of incorporation’s section on preferred stock vested the board with authority to provide for “one or more series of Preferred Stock” and to establish “the number of shares to be included in each such series” by resolution, complying with Section 102(a)(4)’s prescription for granting board authority to fix the number and terms of series of stock that are not provided in the certificate of incorporation by resolution.  Id.; see also 8 Del. C. § 151(g).  The certificate of incorporation did not include any such provision fixing or granting the board authority to fix a series of common stock.  2022 WL 17959766, at *9.  The Court thus held, in the context of a fee application, that the plaintiff’s demand based on the claim that Section 242(b)(2) required a separate vote of the holders of the Class A common stock to increase the number of authorized shares of Class A common stock was meritorious when made.  Id.

7.Like the certificate of incorporation in Boxed, Inc., (i) the Old Certificate of Incorporation refers to the authorized common shares as classes, (ii) Section 4.1 of the Old Certificate of Incorporation sets forth the number of shares and par value of Common Stock, Class A Common Stock, Class B Common Stock, and Preferred Stock, and (iii) Section 4.2 of the Old Certificate of Incorporation vests the Board with authority to provide for “one or more series of Preferred Stock” and establish “the number of shares to be included in each such series” by resolution, whereas no such prescription exists for Common Stock.  While the Court’s merits discussion in Boxed, Inc. is not a final ruling on the merits and the Company believes that the conclusion in Boxed, Inc. that the Class A Common Stock was a separate class and not a series of the class of Common Stock is incorrect, the decision suggests that the Court would view the Company’s Class A Common Stock as a separate class of capital stock.

8.As a result of Boxed, Inc., the validity of the Class A Increase Amendment, the New Certificate of Incorporation and the shares of Class A Common Stock issued or to be issued, in reliance on the effectiveness of the Class

A Increase Amendment and the New Certificate of Incorporation, has become and will remain uncertain absent relief from this Court.  Because the Company has issued shares of its Class A Common Stock in excess of the number of shares of Class A Common Stock authorized in the Old Certificate of Incorporation, the Company is unable to identify which of its outstanding shares of Class A Common Stock are subject to this uncertainty.

9.The Company therefore brings this action pursuant to 8 Del. C. § 205, seeking this Court’s assistance in validating the New Certificate of Incorporation including the Class A Increase Amendment.

FACTUAL ALLEGATIONS

10.The Company is a Delaware corporation originally formed as a special purpose acquisition company (a “SPAC”) under the name Trine Acquisition Corp. (“Trine”) on September 26, 2018.  On August 26, 2020, the Company entered into an Agreement and Plan of Merger, pursuant to which Trine’s wholly owned subsidiary, Sparrow Merger Sub, Inc., would merge with and into Legacy Desktop Metal, with Legacy Desktop Metal surviving the merger as a wholly owned subsidiary of Trine (the “Merger”).    The Company, now named Desktop Metal, Inc., designs, produces and markets 3D printing systems to a variety of end customers.

The Proxy Statement

11.On November 10, 2020, the Company filed the 2020 Proxy Statement identifying nine proposals to be voted on at the Special Meeting, including Proposal No. 2 with respect to the adoption of the Class A Increase Amendment and Proposal No. 3 with respect to the adoption of the New Certificate of Incorporation.  The 2020 Proxy Statement did not specifically require or solicit a separate vote of the holders of Class A Common Stock on either the Class A Increase Amendment or the New Certificate of Incorporation.

12.In the 2020 Proxy Statement, the Company stated the reason for the Class A Increase Amendment as follows:

The Charter Amendment was negotiated as part of the Business Combination. The Trine Board believes the Charter Amendment is necessary in order for Trine to have sufficient authorized capital stock to issue pursuant to the Merger Agreement and the transactions contemplated thereby. The Trine Board also believes that it is important for the Post-Combination Company to have available for issuance a number of authorized shares of Class A common stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). The shares would be issuable as consideration for the Business Combination and the other transactions contemplated by in this proxy statement/consent solicitation statement/prospectus, and for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans.

Ex. C at 87.

13.Proposal No. 3 effected several key changes to the Old Certificate of Incorporation, including, among other things:

•

Required Vote to Amend the Charter—require an affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock of the Post-Combination Company, voting together as a single class, to amend, alter repeal or rescind certain provisions of the Proposed Charter;

•

Required Vote to Amend the Bylaws—require an affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock of the Post-Combination Company entitled to vote generally in an election of directors to adopt, amend, alter or repeal or rescind the Post-Combination Company’s bylaws;

•

Director Removal—provide for the removal of directors with cause only by stockholders voting at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Post-Combination Company entitled to vote at an election of directors;

•	Removal of Blank Check Company Provisions—eliminate various provisions applicable only to blank check companies.

Id. at 88, B2-B3.  The purpose of the amendments requiring a two-thirds vote of outstanding shares was to “protect all stockholders against the potential self-interested actions by one or a few large stockholders” and to encourage persons “seeking control of the Post-Combination Company to negotiate with the Board to reach terms that are appropriate for all stockholders.”  Id. at 88-89.  The reason for effecting the “Removal of Blank Check Company Provisions” amendment was because the provisions related to the Company’s status as a blank check company would serve no purpose following the Merger.  Id. at 89.

The Special Meeting

14.There were 37,518,750 shares of Common Stock outstanding and entitled to vote at the Special Meeting.  See Ex. C at 78.  Of the outstanding Common Stock, there were 30,015,000 shares of Class A Common Stock and 7,503,750 shares of Class B Common Stock.  Id. at 121.  As disclosed in the Company’s December 8, 2020 Form 8-K (Exhibit D, the “Voting Results Form 8-K”), the Class A Increase Amendment received the affirmative vote of 22,189,987 shares of Common Stock, a majority of the 37,518,750 shares of Common Stock entitled to vote.  Ex. D at 1.  The proposal to adopt the New Certificate of Incorporation received the affirmative vote of 22,178,535 shares, also a majority of the shares of Common stock entitled to vote.  Id.  As a result of this affirmative vote, the Company believed that the Class A Increase Amendment and New Certificate of Incorporation had received the requisite stockholder approvals.

15.However, assuming that every outstanding share of Class B Common Stock voted in favor of Proposal No. 2, 14,686,237 shares of Class A Common Stock voted in favor of Proposal No. 2, constituting less than a majority of the 30,015,000 Class A Common Stock shares outstanding.  And assuming that every single share of Class B Common Stock voted in favor of Proposal No. 3, 14,674,785 shares of Class A Common Stock voted in favor, also constituting less than a majority of the outstanding shares of Class A Common Stock.

16.As disclosed in a Form 8-K dated December 14, 2020 (Exhibit E, the “Merger Closing Form 8-K”), believing the Class A Increase Amendment and the New Certificate of Incorporation had received the requisite stockholder approvals, the Company proceeded to file the Class A Increase Amendment and the New Certificate of Incorporation with the Delaware Secretary of State on December 9, 2020.  In connection with the closing of the Merger, holders of 26,049 shares of Class A Common Stock exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceedings from Trine’s initial public offering, each share of Legacy Desktop Metal preferred and common stock was converted into the right to receive approximately 1.221218442 shares of the Company’s Class A Common Stock, shares of Class B Common Stock held by  Trine Sponsor IH, LLC were automatically converted to 7,503,750 shares of Class A Common Stock, and a number of investors agreed to purchase an aggregate of 27,497,500 shares of Class A Common Stock (“PIPE Investment”).  Following the closing of the Merger and related transactions, the redemption of public shares, and the consummation of the PIPE Investment, there were 226,704,981 shares of the Company’s Class A Common Stock issued and outstanding, which exceeded the number of shares of Class A Common Stock authorized in the Old Certificate of Incorporation. As of January 31, 2023, there were 318,469,004 shares of the registrant’s Class A Common Stock outstanding.

The Court’s Authority to Validate Defective Corporate Acts Under Section 205(a)

17.Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4). A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1).  Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

18.Here, if a separate vote of the Class A Common Stock was required to approve the Class A Increase Amendment and the New Certificate of Incorporation under Section 242(b)(2), it was not obtained, which would constitute a “failure of authorization” for purposes of Sections 204 and 205.  As a result of this failure of authorization, the filing of the Class A Increase Amendment and the New Certificate of Incorporation and any shares of the Company’s Class A Common Stock to be issued in reliance on the effectiveness thereof may be invalid and would constitute “defective corporate acts” and/or “putative stock” under Sections 204 and 205.

19.Thus, the Court has the power under Section 205 to ratify and validate the Class A Increase Amendment and the New Certificate of Incorporation.

Consideration of Statutory Validation Factors under Section 205(d)

20.Section 205(d) sets forth certain factors that the Court may consider when determining whether to ratify and validate a defective corporate act:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5) Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

21.Belief in the Class A Increase Amendment and the New Certificate of Incorporation’s Validity.  With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the Class A Increase Amendment and the New Certificate of Incorporation had been properly approved through its actions taken in connection with the closing of the Merger Agreement.  In the Voting Results Form 8-K, the Company disclosed that the Class A Increase Amendment and the New Certificate of Incorporation had been approved by the requisite vote of its stockholders and, as disclosed in the Merger Closing Form 8-K, the Merger was closed on December 9, 2020 in reliance on having received that approval.  On the same day, the Class A Increase Amendment and the New Certificate of Incorporation were filed with the Delaware Secretary of State based on the belief that they had been duly adopted in accordance with Sections 242 and 245 of the DGCL, respectively.  As of the date of this petition, no stockholder has challenged the effectiveness of the vote obtained on the Class A Increase Amendment or the New Certificate of Incorporation, and thus there was no uncertainty about the effectiveness of the Class A Increase Amendment, the New

Certificate of Incorporation, or any shares of capital stock of the Company issued in reliance thereon, prior to the Boxed, Inc. decision,

22.Treatment of the Amendment as Valid.  With respect to the factor set forth in Section 205(d)(2), the Company has represented to its public stockholders in the Voting Results Form 8-K that the Class A Increase Amendment and the New Certificate of Incorporation were validly approved.  In numerous public filings since the closing of the de-SPAC the Company has disclosed to its stockholders that there are 500,000,000 shares of Common Stock authorized and over 300 million shares of Common Stock outstanding.  See, e.g., the Company’s Form 10-Q, filed with the SEC on November 9, 2022; the Company’s Form 10-Q, filed with the SEC on August 8, 2022; the Company’s Form 10-Q, filed with the SEC on May 10, 2022.

23.Harm Arising from Validation.  With respect to the factor set forth in Section 205(d)(3), the Company does not believe that any person would be harmed by the ratification and validation of the Company’s capital structure if this Petition is granted.  In fact, such a validation would only confirm the market’s pre-Boxed, Inc. understanding and maintain the status quo.  The purpose of the ratification is to provide certainty to the capital structure of the Company by ensuring that each person who currently believes they own shares of Class A Common Stock in fact does own those shares.

24.Harm Arising from Failure to Validate.  Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not ratified and validated by this Court.

25.As a result of the uncertainty with respect to the validity of the Class A Increase Amendment and the New Certificate of Incorporation and the fact that the Company has now issued more shares of Class A Common Stock than were authorized in the Old Certificate of Incorporation, the Company cannot verify with certainty which stockholders have valid shares today, which has caused and will continue to cause harm to the Company and to the  holders of those shares.  The continued uncertainty as to the validity of the Company’s outstanding shares will potentially cause market disruption, disturb the Company’s corporate relationships, and could lead to consequent loss of value for the Company’s stockholders.

26.The uncertainty regarding the validity of the Company’s stock likely would prevent the Company from raising that additional capital through other sales of securities and could impact stock incentive and employee purchase programs.  The Company also relies on using its available shares to compensate its employees, directors and officers with stock-based compensation as approved at the Special Meeting.  Like other former-SPAC’s that are seeking ratification of their capital structures, the Company currently has an effective shelf registration statement that allows for capital raising from time to time through direct or underwritten offerings in the public equity and debt markets.  The Company also has an upcoming annual meeting and needs to know how many shares it has outstanding, and which can vote, otherwise there is a risk that its stockholders may be disenfranchised by this uncertainty.

27.Moreover, the Company is required to file its Annual Report on Form 10-K by March 1, 2023.  Because there now exists uncertainty regarding the validity of the Company’s Class A Common Stock, there is likewise uncertainty as to the statements and representations the Company is required to make in its Form 10-K.  The Company also has an upcoming annual meeting and needs confirmation of the number of shares that are outstanding and can vote to determine definitively the outcome of votes taken at the annual meeting.  Absent clarity, the Company’s stockholders may be disenfranchised by the uncertainty.

28.Other Factors.  With respect to the factor set forth in Section 205(d)(5), at least two “other factors” support granting the relief requested in this Petition.

29.First, 8 Del. C. § 204 is not a practical remedy.  Stockholder approval of the ratification would require that the Company call a stockholders meeting, which would take 3-4 months.  Given the Company’s inability to trace which of its shares are valid as a result of issuing a number of shares of Class A Common Stock in excess of the number of shares it was authorized to issue under the Old Certificate of Incorporation, it would be impossible to determine precisely which shares are entitled to vote on a ratification under Section 204, leaving the effectiveness of any Section 204 ratification subject to uncertainty. A Section 205 petition would likely have to be filed to confirm the effectiveness of any Section 204 ratification. In addition, under the self-help method of Section 204, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the Class A Increase Amendment and the New Certificate of Incorporation.  8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate previously filed with the Delaware Secretary of State).  The Company understands that processing times for certificates of validation can take as long as 3-4 months, and that while a certificate of validation is being processed by the Delaware Secretary of State, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State.  The 6-8 months of uncertainty regarding the Company’s capital structure, plus the necessity of likely having to file a Section 205 petition to confirm the effectiveness of any Section 204 ratification, could be devastating to the Company, which needs financing to continue to operate, and can be avoided if the Court grants the current relief requested by the Petitioner.

30.Second, the Court should provide direction as to whether stockholders can rely on a SPAC’s capital structure.  This is a problem that affects more than just the Company and its stockholders.  Numerous publicly-traded Delaware corporations who accessed public markets via de-SPAC transactions in the past several years face the same post-Boxed, Inc. cloud of uncertainty over their capital structures and related dilemma as to how to proceed in light of the issues discussed above.  See, e.g., In re Lordstown, C.A. No. 2023-0083-LWW (Del. Ch.); In re Lucid Group Inc, C.A. No. 2023-0116-LWW (Del. Ch.); In re ChargePoint Hldgs. Inc., C.A. No. 2023-0113-LWW; In re Fisker Inc., C.A. No. 2023-0119-LWW (Del. Ch.); In re Blade Air Mobility, Inc., C.A. No. 2023-0153-LWW (Del. Ch.); In re Canoo Inc., C.A. No. 2023-0152-LWW (Del. Ch.). Granting these petitions offers other SPACs a solution to a widespread problem.  Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.

31.The Company respectfully seeks this Court’s assistance to validate the Class A Increase Amendment, the New Certificate of Incorporation and any shares of the Class A Common Stock issued in reliance on the validity and effectiveness of the Class A Increase Amendment and the New Certificate of Incorporation to

prevent ongoing and significant harm to the Company, its business prospects, and its stockholders.

COUNT ONE

(Validation of Corporate Acts and Putative Stock Under 8 Del. C. § 205)

32.The Company repeats and reiterates the allegations above as if fully set forth herein.

33.The Company is authorized to bring this petition under 8 Del. C. § 205(a).

34.Under 8 Del. C. § 205(a), this Court may determine the validity and effectiveness of any defective corporate act and any stock.  A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization.  A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation … if and to the extent such failure would render such act or transaction void or voidable.”  8 Del. C. § 204(h)(2).

35.The Company filed the Class A Increase Amendment and the New Certificate of Incorporation with the good faith belief that they were adopted in compliance with Delaware law.

36.The Company has treated the Class A Increase Amendment and the New Certificate of Incorporation as valid and effective and treated all stock issued in reliance on the effectiveness and validity of the Class A Increase Amendment and the New Certificate of Incorporation as valid and effective, and taken other corporate actions and effected other transactions in reliance on the effectiveness thereof.

37.Third parties, including financing sources, key business partners, stockholders, employees and directors, have relied on the validity of the Class A Increase Amendment and the New Certificate of Incorporation and treated all acts in reliance on the effectiveness and validity of the Class A Increase Amendment and the New Certificate of Incorporation as valid.

38.On information and belief, no persons would be harmed by the validation of the Class A Increase Amendment and New Certificate of Incorporation.  The results of the Special Meeting and the filing of the Class A Increase Amendment and the New Certificate of Incorporation were all disclosed publicly, and actions have been taken in reliance thereon.

39.As previously noted, the Company, its prospects and its stockholders may be irreparably and significantly harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A.Validating and declaring effective the Class A Increase Amendment, including the filing and effectiveness thereof, as of the date and time that the Class A Increase Amendment was originally filed with the Delaware Secretary of State;

B.Validating and declaring effective the New Certificate of Incorporation, including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

C.Validating and declaring effective all shares of capital stock of the Company issued, and all other corporate actions and transactions taken or effected, in reliance on the validity and effectiveness of the Class A Increase Amendment and the New Certificate of Incorporation, in each case, as of the date and time of the original issuance of such shares, taking of such corporate actions or effectuation of such transactions; and

D.Granting such other and further relief as this Court deems proper.

/s/ Kevin M. Gallagher
Kevin M. Gallagher (#5337)
Edmond S. Kim (#6835)
Richards, Layton & Finger, P.A.
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700
Attorneys for Petitioner Desktop Metal, Inc.

Dated: February 13, 2023